SCHEDULE A

(as amended on June 26, 2019 to add DoubleLine Emerging Markets Local Currency Bond Fund)

Funds

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

DoubleLine Shiller Enhanced International CAPE ®

DoubleLine Emerging Markets Local Currency Bond Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Earl Lariscy
NAME: Earl Lariscy
TITLE: Authorized Signer

SCHEDULE B

(as amended on June 26, 2019 to add DoubleLine Emerging Markets Local Currency Bond Fund)

Funds

Annual Fee Rate (expressed as a percentage of the Fund’s net assets)

DoubleLine Global Bond Fund	0.50%
DoubleLine Infrastructure Income Fund	0.50%
DoubleLine Ultra Short Bond Fund	0.15%
DoubleLine Shiller Enhanced International CAPE®	0.50%
DoubleLine Emerging Markets Local Currency Bond Fund	0.75%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
NAME: Ronald R. Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Earl Lariscy
NAME: Earl Lariscy
TITLE: Authorized Signer